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                                                                     EXHIBIT 8.6

                   SECURITY AGREEMENT AND FINANCING STATEMENT
                            (Debtor: MegaWorld, Inc.)

         THIS AGREEMENT, made and entered into effective the 11th day of November, 1998, by and between MEGAWORLD, INC. ("Debtor" herein), a Delaware corporation, whose address for purposes of this instrument is 430 Park Avenue, New York, New York 10022, in New York County, New York, on the one hand; and CHARLES D. McPHAIL ("CDMP" herein), individually and as Agent and Attorney-in-Fact for Lynn R. McPhail, Lisa Marie McPhail, Lori Lynn McPhail, and JoyVer Investments, L.L.C., a Texas limited liability company (together "Other Shareholders" herein), whose address for purposes of this instrument is 15411 Fawn Villa, Houston, Texas 77068, in Harris County, Texas, on the other hand;

                                WITNESSETH, THAT:

         WHEREAS, Debtor owes indebtedness and other obligations to Secured Party under the Obligation Documents herein defined; and

         WHEREAS, Debtor has agreed to the terms and conditions herein set forth in order to induce Secured Party to enter into that certain Acquisition / Merger Agreement dated November 11, 1998, by and between Debtor, Total Building Systems, Inc., and CDMP and to proceed with the Closing therein described; and

         WHEREAS, Secured Party, or any of them, at his sole discretion, may extend to Debtor further credit or future advances, or any combination of the same; and

         WHEREAS, this Security Agreement and Financing Statement is intended to and does secure the payment of all indebtedness, whether current or future, of Debtor to Secured Party, and specifically including future advances and extensions of credit, if any, to Debtor by Secured Party, or any of them, and is further intended to secure the performance of any and all obligations of Debtor under any of the Obligation Documents, including without limitation the MegaWorld Promissory Note, MegaWorld Guaranty Agreement, and MegaWorld Employment Agreement, as described in the said Acquisition / Merger Agreement;

         NOW THEREFORE, for value received, the receipt and adequacy of which are hereby acknowledged, Debtor does hereby GRANT and ASSIGN unto Secured Party a security interest, as hereinafter set forth, in the Collateral, as herein defined, and does hereby agree with Secured Party as follows:

         A. OBLIGATIONS SECURED. The security interest granted hereby is to secure payment of all indebtedness, whether current or future, of Debtor to Secured Party under the Obligation Documents, and specifically including future advances and extensions of credit, if any, to Debtor by Secured Party, or any of them, and is further intended to secure the full and punctual performance when due (whether by acceleration or otherwise) of all obligations of Debtor (when and as any of such obligations shall be or become due and/or owing by Debtor) evidenced by and/or existing or to become existing under and by reason of any of the following instruments, agreements and documents and any extensions, modifications, renewals, and rearrangements thereof, amendments and modifications thereto, and substitutions therefor (together "Obligation Documents" herein):

         (i) The said Acquisition / Merger Agreement, including without limitation any and all obligations under the said Acquisition / Merger Agreement, all instruments referenced in Exhibit A thereto, and all other instruments related to the transaction therein described, and

         (ii) That certain Promissory Note ("MegaWorld Promissory Note" herein) of even date herewith from Debtor, as Maker therein, to Texas TBS, Inc., as the original Payee therein, and endorsed over to CDMP and the Other Shareholders; and

         (iii) Each and every instrument, agreement, or document executed by Debtor in connection with, or to grant security for, obligations evidenced by the above described Acquisition / Merger Agreement and Security Agreement, including without limitation all instruments listed in Exhibit A to the said Acquisition / Merger Agreement; and

         (iv) Any other instrument, agreement, or document executed by Debtor, whether or not described herein as an Obligation Document, in connection with any other obligation to Secured Party, specifically including without limitation future loans and advances, and funding agreements, and further including without limitation any instruments, agreements, or documents effecting any extensions, renewals, and rearrangements of any Obligation Document, amendments and modifications thereto, and substitutions therefor;

And is further intended to secure payment or performance, when and as due, of any other debt or other obligation of Debtor to Secured Party, specifically including future advances and extensions of credit; all of the foregoing effective until the same have been paid and satisfied in full.

         B. PRIORITIES. The security interests granted by Debtor to Secured Party and the rights of Secured Party in the Collateral are subject to the terms and conditions of the said Acquisition / Merger Agreement; provided, however, that in the event of conflict between this agreement and the said Acquisition / Merger Agreement, the terms and conditions hereof shall prevail. This agreement is not intended to be a third-party beneficiary contract. This agreement is intended for the express benefit of CDMP and the Other Shareholders, and in addition to executing this agreement individually, CDMP executes this agreement for and on behalf of the Other Shareholders, as the Agent and Attorney-in-Fact for each of the Other Shareholders, as an accommodation to Debtor in order to facilitate the execution of the Obligation Documents.

         C. DESCRIPTION OF COLLATERAL. The security interest hereby granted to Secured Party shall be a security interest in all of the following (the "Property" and the "Collateral" herein):

         All personal property of Debtor, tangible and intangible, whether now owned or hereafter acquired, and wheresoever located, including all general intangibles of Debtor, and further including without limitation all of the following assets: accounts (including without limitation accounts receivable); contract rights; chattel paper; documents; notes; drafts; instruments; reserves; reserve accounts; general intangibles; money; deposit accounts; security agreements and debts secured thereby; inventory and other personal property in all stages of manufacture, processing, or production; equipment; machinery; furniture; furnishings; fixtures; tools; supplies; motor vehicles of every kind and description; patents, copyrights, trademarks; trade names; trade styles; display materials; negotiable and non-negotiable documents of title now owned or hereafter acquired; books and records (including, but not limited to computer tapes, disks, programs, and other things upon which or in which such books or records are stored or maintained) together with all equipment,

Page 1                                                 Debtor's Initials: /s/ICR
Security Agreement and Financing Statement
By MegaWorld, Inc., as Debtor                   Secured Party's Initials: /s/CDM


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         machinery, and inventory containing, or used in connection with the use, preparation, or maintenance of such books and records; all substitutions, replacements, additions, accessions, proceeds, and products of any of the foregoing, whether or not due to voluntary or involuntary disposition or dissolution, including without limitation money, deposit accounts, goods, tax refunds, other tangible and intangible property, and insurance and the proceeds thereof covering or relating to any of the foregoing.

As used in this agreement, and subject to Paragraph B above, the terms "Collateral" and "Property" shall mean and include, and the security interest hereunder shall cover and extend to, all of the aforementioned Property, as well as any accessions, additions, and attachments thereto and the proceeds and products thereof, including without limitation all cash, general intangibles, accounts, inventory, equipment, fixtures, notes, drafts, acceptances, securities, instruments, chattel paper, insurance proceeds payable because of loss or damage, or other property, benefits, or rights arising therefrom or traceable thereto, and in and to all returned or repossessed goods arising from or relating in any way to any of the property described herein, or other proceeds of any sale or other disposition of such property.

         D. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF DEBTOR. Debtor hereby represents, warrants, and covenants as follows:

(1) Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(2) Debtor has the power and authority to conduct all of its business activities, to own and lease all of the properties owned and leased by it, and to carry on its business as and in the places where such properties are now owned or leased, or such businesses are now conducted.

(3) Debtor has the authority to enter into this agreement, has properly executed this agreement and all other Obligation Documents which Debtor is obligated or agreed to execute under the Acquisition / Merger Agreement, is not currently in default under any of the Obligation Documents, and is able to perform all of its duties and obligations thereunder.

(4) Debtor has executed all other documents which Debtor is obligated or agreed to execute under any other agreements to date with CDMP, is not currently in default under any of such other documents, and is able to perform all of its duties and obligations thereunder.

(5) All documents related to the Property which have been furnished by Debtor to Secured Party were originals or true and correct copies of originals.

(6) Debtor shall notify Secured Party as and when any debts, accounts, rents, royalties, and obligations constituting a part of the Property accrue; and Debtor shall notify Secured Party, immediately upon notice thereof, of any dispute of the debts, accounts, rents, royalties, and obligations constituting a part of the Property and of any complaints regarding the goods, services, or other matters which are the basis of such debts, accounts, rents, royalties, and obligations.

(7) Debtor shall execute and deliver to Secured Party such other and further documents as Secured Party, in its sole discretion, shall deem necessary or convenient to effect the purposes of this instrument or of any of the Obligation Documents.

(8) (a) Neither Debtor, nor any surety or guarantor for Debtor, shall do anything to hinder or delay the collection or enforcement of any debts, accounts, rents, royalties, and obligations constituting a part of the Property. Debtor shall take any steps requested by Secured Party to collect or aid in the collection or enforcement of the debts, accounts, rents, royalties, and obligations constituting the Property; and Debtor shall make every diligent effort to collect or enforce the debts, accounts, rents, royalties, and obligations constituting a part of the Property, all for the benefit of Secured Party.

         (b) Debtor shall not sell, convey, mortgage, pledge, or otherwise dispose of or encumber the Property nor any portion thereof, nor any of the Debtor's right, title, or interest therein, without first securing the written consent of the Secured Party.

(9) Debtor shall notify Secured Party promptly upon notice of any material change in the status of any one or more of Debtor, any subsidiary or affiliate of Debtor (including without limitation ITS Telephony, Castello Torre Ratti, Castello Ratti Enterprises Srl, Fairway Beech Corporation, and ITM Group, Inc.), any secured creditor of Debtor (other than Secured Party), any surety or guarantor for Debtor, or any of the debts, accounts, rents, royalties, and obligations constituting a part of the Property.

(10) Neither this instrument nor any of the other Obligation Documents conflict in any manner with any agreement of Debtor with, or obligation of Debtor to, any third party, including without limitation with or to any subsidiary, affiliate, or any creditor of Debtor.

(11) While this agreement remains in force, Debtor shall make its books, accounts, and records available to tax advisors, legal counsel, and auditors of Secured Party, in the offices of Debtor or in the offices of Secured Party in Harris County, Texas, at the election of Secured Party, during normal business hours, at any time and from time to time, upon notice of at least three (3) business days by Secured Party. In order to assure itself of compliance hereunder by Debtor, upon such notice, Secured Party shall have the right to audit the books, accounts, and records of Debtor, at the expense of Debtor, which expense shall be considered an advance hereunder by Secured Party subject to immediate reimbursement by Debtor upon invoice to Debtor. Debtor shall make any responses to any such audit within 15 business days after receipt of the audit report from Secured Party.

(12) While this agreement remains in force, Debtor shall notify Secured Party of all agreements between Debtor and any creditor or creditors of Debtor; and upon the request of Secured Party, Debtor shall furnish to Secured Party's legal counsel and/or auditors, as directed by Secured Party, true and correct copies of all agreements between Debtor and any creditor or creditors of Debtor.

(13) While this agreement remains in force, Debtor shall deliver to Secured Party true and correct copies of all reports, statements, and other financial documents furnished to any other creditor or creditors of Debtor, as and when the same are furnished to the other creditor or creditors.


Page 2                                                 Debtor's Initials: /s/ICR
Security Agreement and Financing Statement
By MegaWorld, Inc., as Debtor                   Secured Party's Initials: /s/CDM


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(14)     While this agreement remains in force, Debtor shall deliver to Secured
         Party notice of such default, within three (3) days of the occurrence of any default hereunder by Debtor, and of any default under any of the other Obligation Documents by Debtor, or by any other obligor owing any duty or obligation to any of CDMP or the Other Shareholders.

         E. EVENTS OF DEFAULT. Debtor shall be in default under this agreement upon the occurrence of any one or more of the following events or conditions:

(1) The occurrence of any default under the terms and conditions of any of the Obligation Documents, including without limitation this agreement, or any extensions, renewals, modifications, and rearrangements thereof;

(2) Failure by Debtor to perform any duty or obligation hereunder or under any of the other Obligation Documents;

(3) Failure by surety or guarantor of Debtor to perform any duty or obligation hereunder or under any of the Obligation Documents;

(4) (a) Levy upon or seizure of, or attempted levy upon or seizure of, any of the Collateral to satisfy a claim of any third party;

         (b) The transfer by Debtor of any asset of substantial value for less than fair market value;

(5) The attachment hereafter to the Collateral, or any part or parts thereof, of any lien or security interest other than the following encumbrances ("Permitted Encumbrances" herein): (a) the lien or liens securing the Secured Obligations, (b) the statutory lien for ad valorem taxes for the current year and not yet delinquent, (c) any lien or security interest already attached to the Collateral and properly perfected as of the date of this agreement, and (d) any lien for state sales tax obligation which is satisfied within one hundred twenty (120) days of the inception of such lien.

(6) If any material representation or warranty made by Debtor regarding Debtor, in, under, or pursuant to the Obligation Documents, or any of them, or any other document or documents executed in connection therewith shall be false, erroneous, or misleading in any material respect, or if there shall be by any of the same an omission of or failure to disclose a material fact in relation to the Secured Obligations, or any of them, including without limitation audits and reports thereunder and responses thereto, regarding the Secured Obligations, or any of the same, or any of the Property;

(7) If Debtor or any surety or guarantor for Debtor shall (a) be adjudicated a bankrupt or insolvent, (b) seek, consent to, or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (c) file a petition seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or any other competent jurisdiction, (d) make a general assignment for the benefit of its creditors, or (e) admit in writing its inability to pay its debts as they mature;

(8) If either (a) any creditor or obligee files a petition putting Debtor or any surety or guarantor for Debtor in involuntary bankruptcy, or (b) a court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of Secured Party, a receiver or trustee for Debtor or any guarantor, or for all or any part of its Collateral, and (c) such petition, order, judgment, or decree shall not be and remain dismissed or stayed within a period of fifteen (15) days after its entry;

(9) Death, incapacity, dissolution, business failure, merger, or similar event affecting the Debtor, any subsidiary, or affiliate of Debtor, or any surety or guarantor for Debtor, any subsidiary, or affiliate of Debtor, or any of the Required Shareholders, as defined in the Acquisition / Merger Agreement, or any other surety, endorser, or guarantor of the Secured Obligations, or any of them;

(10)     If either (a) title of the Debtor to any or all of the Collateral or
         (b) the status of this Security Agreement as a first and prior lien and security interest on the Collateral, except as to the Permitted Encumbrances, shall be challenged or endangered by any party whomsoever, in any manner whatsoever, and Debtor shall fail to cure the same immediately upon the earlier of (i) notice to Debtor of such challenge or endangerment, or (ii) demand for cure by Secured Party;

(11) The occurrence of any default or event of default, as defined or described in any of the other Obligation Documents, or under any other document or documents under which Debtor is obligated in any manner whatsoever to Secured Party, regardless of whether such obligation relates in any manner to the Obligation Documents or obligations thereunder;

(12) The occurrence of any default or event of default under any other agreement with CDMP, including without limitation agreements under which any funds have been, or will in the future be, advanced to Debtor by TBS, CDMP, or any of the Other Shareholders; or

(13) The occurrence hereafter of any event, act, or omission whatsoever which leads or causes Secured Party to have any doubt about, or to be insecure in its expectation of, the ability of Debtor, or of any surety or guarantor for Debtor, or of Texas TBS, Inc., to perform any duty or obligation under any of the Obligation Documents, which doubt and insecurity shall each be at Secured Party's sole discretion, whether or not such discretion is exercised in a reasonable manner.

         F. REMEDIES. Upon the occurrence of an event of default, Secured Party, at its option, shall have and be entitled to exercise any one or more of the following remedies:

(1) Secured Party shall have all of the rights and remedies provided for in this agreement and in any other agreements between Secured Party and Debtor including without limitation the Obligation Documents, the rights and remedies under the Texas Business and Commerce Code, and all rights and remedies available at law and in equity, all of which shall be cumulative, including without limitation the right to take possession of the Collateral, or any of the same, with or without process of law, and, in this connection, to enter any premises, without breach of the peace, where the Collateral is located to remove the same, to render it unusable, or to dispose of the same on said premises and, in this connection, to notify any one or more account debtors on the accounts constituting a part of the Property and to require any of such account debtors to make payment directly to Secured Party on such terms and conditions as Secured Party, in its sole discretion, deems appropriate, or to require, at Secured Party's discretion, any such account debtors

Page 3                                                 Debtor's Initials: /s/ICR
Security Agreement and Financing Statement
By MegaWorld, Inc., as Debtor                   Secured Party's Initials: /s/CDM


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         to direct payments into a bank lockbox for handling by Secured Party.
         Any public sale of the Collateral after repossession shall be held only after public notice of no less than five (5) days, and shall be held in a commercially reasonable manner. Debtor hereby waives any requirement for public notice of more than five (5) days for any such sale and hereby agrees that five (5) days is a reasonable period for notice.

(2) Debtor shall be liable for and agrees to indemnify Secured Party from and against, and to pay promptly, all loss, cost, risk, and expense, even if caused by Secured Party's own sole or concurrent negligence, incurred by Secured Party in enforcing its rights and remedies hereunder, including without limitation all expenses incurred in retaking, holding, testing, repairing, improving, selling, leasing, or disposing of the Collateral, and all expenses of notifying the said account debtors and collecting therefrom, and including without limitation reasonable attorney's fees and legal expenses incurred by Secured Party, all of which expenses, together with interest thereon at the rate of eighteen per cent (18%) per annum until paid, shall constitute additional obligations of Debtor under Paragraph A above and shall be secured by this agreement and the security interest created hereby.

(3) Proceeds received by Secured Party from disposition of the Collateral shall be applied toward Secured Party's expenses, including without limitation reasonable attorney's fees, and other Secured Obligations of Debtor in such order or manner as Secured Party may elect. Debtor shall be entitled to any surplus, if one results after lawful application of the proceeds; and Debtor shall remain liable for any deficiency.

(4) The rights and remedies of Secured Party hereunder shall be cumulative, and the exercise of any one or more of the same shall not be deemed an election of rights or remedies or a waiver of any other right or remedy. Delay by Secured Party in invoking any remedy shall not be a waiver of such remedy, but shall merely be a temporary forbearance. Failure by Secured Party to invoke any available remedy in the event of a particular breach shall not constitute a waiver of that or any other remedy for that or any other breach, whether similar or dissimilar. It is understood by Debtor that Secured Party shall have the right, but not the obligation, from time to time temporarily to forbear from invoking any remedy or remedies provided for herein, and Debtor wishes to encourage such forbearance; therefore, Debtor covenants that no such forbearance shall be interpreted as a waiver of any remedy, and Debtor expressly agrees that after any such forbearance, for no matter how long, Secured Party may invoke any remedy or remedies provided for herein.

         G. MISCELLANEOUS. In addition to the foregoing terms and conditions, the parties hereto agree as follows:

(1) Debtor and each maker, surety, guarantor, endorser, and other party liable in any capacity respecting the Secured Obligations, severally waive demand for payment or performance, presentation for payment, presentment, grace, dishonor, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of nonpayment, notice of protest, notice of intention to accelerate and notice of acceleration), and diligence in collecting and diligence in bringing suit against any party hereto, or against any one or more sureties, guarantors, or endorsers, and agree (i) to all extensions, partial payments, renewals, modifications, and rearrangements of the Secured Obligations, the Obligation Documents, or any obligation thereunder, with or without notice, before or after maturity, (ii) to any substitution, exchange, or release of any security now or hereafter given for any of the Secured Obligations, (iii) that no judgment taken against any party shall terminate any lien, security interest, or other interest of Secured Party in any collateral securing any of the Secured Obligations, (iv) to the release of any party primarily or secondarily liable on any of the Secured Obligations, and (v) that it will not be necessary for Secured Party, in order to enforce any of the Secured Obligations, to first institute or exhaust Secured Party's remedies against Debtor or against any other party liable therefor or against any security for any of the Secured Obligations.

(2) Debtor and each maker, surety, guarantor, endorser, and other party liable in any capacity respecting the Secured Obligations, severally release Secured Party, its officers, directors, employees, and third parties acting as agents for Debtor, and agree to hold them, and each of them, harmless from and against, any loss, cost, risk, expense, and liability arising from any acts under this agreement or in furtherance of any rights and privileges granted or created hereunder or under any of the Obligation Documents, whether as agent or attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct.

(3) This agreement shall constitute a financing statement, and any carbon, photographic, or other reproduction hereof or of any other financing statement signed by Debtor or by Debtor's agent hereunder is sufficient as a financing statement for all purposes, including without limitation the filing for record in any state where permitted by the laws of such state.

(4) POWER OF ATTORNEY. DEBTOR HEREBY APPOINTS SECURED PARTY AS THE AGENT AND ATTORNEY-IN- FACT OF DEBTOR for the purpose of executing in the name, place, and stead of Debtor, and on behalf of Debtor, any financing statement (other than financing statements perfecting purchase money security interests, which shall be executed by Debtor), necessary or useful, in the opinion of Secured Party, in giving evidence or notice of, or in perfecting, any security interest provided for herein or in any of the other Obligation Documents. At any time and from time to time, Secured Party may delegate in writing the authority under the power of attorney under this subparagraph to any one or more third parties to act as agent and attorney-in-fact for Debtor hereunder. When acting as agent hereunder, neither Secured Party nor any third party so acting shall be a fiduciary to Debtor or have any fiduciary duty to Debtor by reason thereof, and the same shall have no liability to Debtor for any act or omission by any of the same in the capacity of agent except for the agent's liability for the agent's own willful misconduct.

(5) The security interest hereby granted and all of the terms and conditions of this agreement shall constitute a continuing agreement; and they shall continue in full force and effect and remain effective between the parties hereto until the earliest of either (a) the expiration of four (4) years after payment in full and complete satisfaction of all obligations of Debtor described herein, or (b) the payment in full and complete satisfaction of all such obligations and the giving by Debtor of ten (10) days written notice of the revocation of this agreement, or (c) the release in writing by Secured Party of this agreement and the obligations hereunder.

(6) This security agreement and the liens and security interests provided for herein shall extend to and secure the payment of any and all future advances and future extensions of credit made by Secured Party to or for Debtor.

(7) Debtor covenants that for so long as the debt and other obligations secured hereby shall remain unpaid or unsatisfied in any part, Debtor shall incur no debt or other obligations, except in the ordinary course of business, other than the

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By MegaWorld, Inc., as Debtor                   Secured Party's Initials: /s/CDM


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         Permitted Encumbrances, without the express written consent of Secured
         Party, which consent may be withheld or delayed in any manner, reasonable or unreasonable.

(8) Debtor shall pay, in full before the same shall become delinquent, all ad valorem taxes assessed against the Collateral. Secured Party shall have the right, but not the obligation, to pay any tax or debt for which Debtor is obligated and to be subrogated to all of the rights against Debtor of the assessing authority or creditor, including without limitation any liens and security interests securing the same, and any such payment by Secured Party shall also be a future advance to Debtor for purposes of this agreement.

(9) It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby or under any of the Obligation Documents would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for the obligations created or secured hereby, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged, or received under this agreement or under any of the Obligations Documents or otherwise in connection with this agreement shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Secured Obligations by Secured Party (or, if all of the Secured Obligations shall have been paid and satisfied in full, refunded to the Debtor); and (b) in the event that maturity of any of the Secured Obligations is accelerated by reason of an election by Secured Party resulting from any default hereunder, under the MegaWorld Promissory note, under any of the other Obligation Documents, or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on the Secured Obligations (or if the Secured Obligations shall have been paid and satisfied in full, refunded to the Debtor). It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, or received under this agreement, under the MegaWorld Promissory Note, under any of the other Obligation Documents, or under such other documents which are made for the purposes of determining whether such rate exceeds the Highest Lawful Rate, as herein defined, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading and averaging during the period of the full stated term of the debts and obligations evidenced by this agreement, the MegaWorld Promissory Note, any of the other Obligation Documents, or otherwise, all interest at any time contracted for, charged, or received from the Debtor or otherwise by Secured Party in connection with such debt or obligation. The term "Highest Lawful Rate" shall be the highest non-usurious contract rate of interest which Secured Party may charge, collect from, or contract for with Debtor under applicable law and in regard to which Debtor could not successfully assert a claim or defense of usury.

(10) Notices. Any notice under or by reason of this agreement shall be in writing and, except as herein provided, shall be effective upon delivery to the party to whom it is intended or upon either (a) the mailing thereof enclosed in a proper mailing wrapper addressed to the party for whom it is intended, via certified or registered mail, postage prepaid, to the address for that party stated above or such subsequent address for that party hereunder, or (b) the depositing thereof with, or delivery into the possession of, a commercial delivery service, so wrapped and addressed, with the charges arranged to be paid by shipper, or (c) the transmission thereof by telecopier or facsimile machine, so long as a confirmation copy is thereafter mailed to the party for whom it is intended within three (3) days of completion of the transmission. The addresses of the parties for purposes of notice shall be the addresses set out herein for the respective parties, subject to notice of change of address as herein provided, except that in the case of notice of change of Debtor's address, the notice may not be effective until fifteen (15) days after the same shall have been received by Secured Party, at the option of Secured Party.

(11) Governing Law; Jurisdiction and Venue. The laws of the State of Texas shall govern the validity, construction, enforcement, and interpretation hereof and the obligations, liabilities, rights, remedies, powers, and privileges of the parties hereto under this agreement. Each party submits itself to the personal jurisdiction of the state and federal courts sitting in Houston, Harris County, Texas. This agreement is executed by the parties in Harris County, Texas; performance by Debtor is due in Houston, Harris County, Texas; and venue may lie for all disputes arising hereunder in the federal and state courts sitting in Houston, Harris County, Texas.

(12) Entire Agreement; Joint Preparation. This agreement represents the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements as they relate to the subject matter hereof. This agreement is the result of extended negotiations between the parties, and has been jointly prepared. Each party acknowledges being separately represented by counsel, or having the opportunity for such representation and waiving the same, in all matters regarding this agreement.

(13) Amendment. This agreement may be modified or amended only by written instrument executed by the parties hereto.

(14) Binding Effect; Assignment. This agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors, and assigns. DEBTOR SHALL NOT SELL, TRANSFER, OR OTHERWISE DISPOSE OF THE COLLATERAL EXCEPT IN THE ORDINARY COURSE OF BUSINESS WITHOUT THE EXPRESS WRITTEN CONSENT OF SECURED PARTY, which consent may be withheld without cause and at the sole discretion of Secured Party, whether reasonably or unreasonably. The rights of Secured Party shall be freely assignable, in whole or in part, and at any time and from time to time, including without limitation in order to extend to and protect any obligees under any of the Secured Obligations.

(15) Nothing herein shall be deemed as requiring Debtor to purchase products, goods, or services from Secured Party or as controlling the charges that Debtor may make to its customers.

         IN WITNESS WHEREOF, this instrument is executed effective the date first above written.


Page 5                                                 Debtor's Initials: /s/ICR
Security Agreement and Financing Statement
By MegaWorld, Inc., as Debtor                   Secured Party's Initials: /s/CDM

                                 DEBTOR:

ATTEST:                          MEGAWORLD, INC.


By: /s/ Nathan Berkowitz         By: /s/ Irwin C. Roll
    --------------------             -----------------
    Name:                            Name: Irwin C. Roll
    Office:                          Office: President


                                 SECURED PARTY:


                                 /s/ Charles D. McPhail
                                 ----------------------
                                 CHARLES D. McPHAIL, Individually and as
                                 Agent and Attorney-in-Fact for Lynn R. McPhail, Lisa Marie McPhail, Lori Lynn McPhail, and JoyVer Investments, L.L.C.


                                 ACKNOWLEDGMENTS

STATE OF New York               )
COUNTY OF New York              )

         This instrument was acknowledged before me on November 11, 1998, by Irwin C. Roll, as President (title of officer) of MEGAWORLD, INC., a Delaware corporation, on behalf of said corporation.


My commission expires:           /s/ Ann Sierra
May 8,1999.                      --------------
                                 Notary Public in and for the State of New York.


STATE OF New York               )
COUNTY OF New York              )

         This instrument was acknowledged before me on November11, 1998, by CHARLES D. McPHAIL, individually and as attorney-in-fact on behalf of Lynn R. McPhail, Lisa Marie McPhail, Lori Lynn McPhail, and JoyVer Investments, L.L.C.


My commission expires:           /s/ Ann Sierra
May 8, 1999.                     --------------
                                 Notary Public in and for the State of New York.
[w7 tbs]mwsecag

Page 6                                                 Debtor's Initials: /s/ICR
Security Agreement and Financing Statement
By MegaWorld, Inc., as Debtor                   Secured Party's Initials: /s/CDM